UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 19, 2012, TCF Financial Corporation, a Delaware corporation (the “Company”), closed the sale of 4,000,000 shares of its 6.45% Series B Non-Cumulative Perpetual Preferred Stock, par value $.01 per share, with a liquidation preference of $25 per share (the “Preferred Stock”), which were registered pursuant to a registration statement on Form S-3 (SEC File No. 333-181741) which was automatically effective on May 29, 2012 (the “Registration Statement”). The underwriters have a 30-day option, expiring on January 11, 2013, to purchase up to an additional 600,000 shares of the Preferred Stock to cover over-allotments, if any.

The offering was made pursuant to the prospectus supplement dated December 12, 2012 and the accompanying prospectus dated May 29, 2012, filed with the SEC as part of the Registration Statement.  The validity opinion with respect to the Preferred Stock is being filed with this report on Form 8-K and shall be incorporated by reference into the Registration Statement.

A copy of the Company’s press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated here by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit

5.1	Validity opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Kaplan, Strangis and Kaplan, P.A. (included as part of Exhibit 5.1)

99.1	Press Release of TCF Financial Corporation Dated December 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  December 19, 2012

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